Exhibit 99.1

ICTV Brands, Inc. Reports First Quarter 2017 Financial Results

Conference Call Begins Tomorrow at 10:00am EDT

Wayne, PA — (Marketwired) – May 15, 2017 – ICTV Brands, Inc. (OTCQX: ICTV), (CSE: ITV), a digitally focused direct response marketing and international branding company focused on the health, wellness and beauty sector, today reported financial results for the three months ended March 31, 2017.

First Quarter 2017 Highlights:

●	Delivered revenue of approximately $7.65M, up 105% compared to the prior year quarter.

●	Achieved positive Adjusted EBITDA approximately of $322.9K, up 190% compared to prior year quarter.

●	Total assets increased to approximately $20.8M up from approximately $4.5M at December 31, 2016, which includes approximately $8.0M in inventory and approximately $4.9M in cash and equivalents.

●	Began to successfully integrate newly acquired assets.

●	Expanding DermaWand distribution into US retail, UK retail, Hong Kong and certain airlines.

Management Commentary:

Richard Ransom, President, stated, “I am very pleased with our performance and execution this quarter. Our team has worked tirelessly to integrate a substantial acquisition, of both assets and personnel. The 105% increase in sales from the prior year quarter, with just over two months of having these assets under ICTV’s control, is a testament to the readiness of our very talented team to quickly integrate these new assets into ICTV’s global sales platform. In addition, expense levels were higher this quarter, due to acquisition related expenses and integration expenses. I fully expect these expenses to level off in the future, and operating margins to expand from current levels. Our balance sheet is the strongest that is has been in years and enables us to operate from a position of strength. Our improved working capital dynamic, fueled by increases in both cash and inventory, positions ICTV to successfully convert this inventory to sales in the coming quarters. Our cash balance provides us tremendous flexibility as we execute on our strategic plan for 2017.”

Reported Financial Results:

First Quarter 2017 Compared to First Quarter 2016:

Revenues for the three months ended March 31, 2017 were approximately $7.6 million, compared to approximately $3.7 million for the three months ended March 31, 2016. For the three months ended March 31, 2017, we generated approximately $5.5 million in gross profit, compared to approximately $2.5 million during the three months ended March 31, 2016 as a result of the addition of the no!no!TM, KyrobakTM and CleartouchTM products acquired in January 2017. Gross profit margin was 72% in the first quarter 2017 compared to 68% in the prior year quarter. The increase in gross margin percentage is mainly attributable to changes in product mix as we bring additional sales to market both domestically and internationally. Total operating expenses increased to approximately $5.9 million from approximately $2.6 million during the first quarter of 2016. The largest factor is an increase in media expenditures. Media expenditures were approximately $1.6 million and $0.8 million for the three months ended March 31, 2017 and 2016, respectively. In addition, internet marketing expense which increased to approximately $0.8 million for the three months ended March 31, 2017 from approximately $0.3 million during the three months ended March 31, 2016, as well as payroll expenses increased to approximately $0.7 million during the three months ended March 31, 2017 from $0.4 million as a result of additional employees through the acquisition and consulting expenses increased to approximately $0.2 million during the three months ended March 31, 2017 compared to approximately $64,000 during the three months ended March 31, 2016. Finally, total share based compensation expenses increased to approximately $0.4 million during the three months ended March 31, 2017, from approximately $0.1 million for the prior year quarter.

Net loss for the first quarter was approximately ($368,000), compared to a net loss of approximately ($89,000) in the prior year quarter. The resulting EPS is ($0.01), as compared to ($0.00) in the comparable quarter a year earlier. Adjusted earnings before interest, taxes, depreciation, and amortization (Adjusted EBITDA) was approximately $323,000 as compared to loss of approximately $111,000.

Balance Sheet as of March 31, 2017

As of March 31, 2017, the Company had approximately $4.9 million in cash and cash equivalents and approximately $7.0 million in working capital compared to approximately $1.4 million and approximately $1.3 million as of December 31, 2016 respectively. Included in our cash balance of approximately $4.9 million at March 31, 2017, was $1.75 million that was subsequently paid to PhotoMedex in April 2017 to satisfy the cash payment due to PhotoMedex as detailed in the terms of our asset purchase agreement. Additionally, the Company believes that our current cash will be sufficient to meet the anticipated cash needs for working capital for at least the next twelve months.

Conference Call

ICTV will hold a conference call to discuss the Company’s first quarter 2017 results and answer questions on May 16, 2017, beginning at 10:00am EDT. The call will be open to the public and will have a corporate update presented by ICTV’s Chairman and Chief Executive Officer, Kelvin Claney, President, Richard Ransom and Chief Financial Officer, Ernest P. Kollias, Jr, followed by a question and answer period. The live conference call can be accessed by dialing (877) 876-9177 or (785) 424-1666. Participants are recommended to dial-in approximately 10 minutes prior to the start of the event. A replay of the call will be available approximately two hours after completion through May 30, 2017. To listen to the replay, dial (800) 839-4906 (domestic) or (402) 220-2684 (international). The conference call transcript will be posted to the Company’s corporate website (http://www.ictvbrands.com) for those who are unable to attend the live call.

ICTV Brands, Inc.

ICTV Brands, Inc. sells primarily health, beauty and wellness products as well as various consumer products through a multi-channel distribution strategy. ICTV utilizes a distinctive marketing strategy and multi-channel distribution model to develop, market and sell products through, including direct response television, or DRTV, digital marketing campaigns, live home shopping, traditional retail and e-commerce market places, and our international third party distributor network. Its products are sold in the North America and are available in over 65 countries. Its products include DermaWand, a skin care device that reduces the appearance of fine lines and wrinkles, and helps improve skin tone and texture, DermaVital, a professional quality skin care line that effects superior hydration, the CoralActives brand of acne treatment and skin cleansing products, and Derma Brilliance, a sonic exfoliation skin care system which helps reduce visible signs of aging, Jidue, a facial massager device which helps alleviate stress, and Good Planet Super Solution, a multi-use cleaning agent. On January 23, 2017, we acquired several new brands, through the PhotoMedex and Ermis Labs acquisitions and have begun (or, will shortly begin) marketing and selling the following new products; no!no! ® Hair, a home use hair removal device; no!no!® Skin, a home use device that uses light and heat to calm inflammation and kill bacteria in pores to treat acne; no!no! ® Face Trainer, a home use mask that supports a series of facial exercises; no!no!® Glow, a home use device that uses light and heat energy to treat skin; Made Ya Look, a heated eyelash curler; no!no! ® Smooth Skin Care, an array of skin care products developed to work with the devices to improve the treated skin; Kyrobak, a home use device for the treatment of non-specific lower back pain; ClearTouch ®, a home use device for the safe and efficient treatment of nail fungus; and Ermis Labs acne treatment cleansing bars. ICTV Brands, Inc. was founded in 1998 and is headquartered in Wayne, Pennsylvania. For more information on our current initiatives, please visit www.ictvbrands.com.

Non-GAAP Financial Information

Adjusted EBITDA is defined as income from continuing operations before depreciation, amortization, interest expense, interest income, and stock-based compensation. Adjusted EBITDA is not intended to replace operating income, net income, cash flow or other measures of financial performance reported in accordance with generally accepted accounting principles. Rather, Adjusted EBITDA is an important measure used by management to assess the operating performance of the Company. Adjusted EBITDA as defined here may not be comparable to similarly titled measures reported by other companies due to differences in accounting policies.

The following tables present a reconciliation of the non-GAAP financial measure of Adjusted EBITDA to the GAAP financial measures of net income and net cash provided by operating activities, respectively.

Adjusted EBITDA Reconciliation

	(Unaudited)
	For the three months ended
	March 31, 2017	March 31, 2016

Net loss, as reported	$(367,618)	$(88,678)
Interest expense (income), net	49,047	3,782
Depreciation and amortization	223,468	74,609
Share based compensation expense	81,959	121,455
Issuance of stock for compensation	336,000	-
Adjusted EBITDA	$322,856	$111,168

Forward-Looking Statements

Forward-Looking Statements. This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Statements preceded by, followed by or that otherwise include the words “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “project,” “prospects,” “outlook,” and similar words or expressions, or future or conditional verbs such as “will,” “should,” “would,” “may,” and “could” are generally forward-looking in nature and not historical facts. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the Company’s actual results, performance or achievements to be materially different from any anticipated results, performance or achievements. The Company disclaims any intention to, and undertakes no obligation to, revise any forward-looking statements, whether as a result of new information, a future event, or otherwise. For additional risks and uncertainties that could impact the Company’s forward-looking statements, please see the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, including but not limited to the discussion under “Risk Factors” therein, which the Company has filed with the SEC and which may be viewed at http://www.sec.gov.

— Financial Statement Schedules follow —

ICTV BRANDS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF

	March 31, 2017	December 31, 2016
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$4,869,425	$1,390,641
Accounts receivable, net of $270,947 and $123,109, respectively	1,700,300	506,337
Other receivable	589,162	-
Inventories, net	7,973,244	1,499,270
Prepaid expenses and other current assets	541,053	254,303
Total current assets	15,673,184	3,650,551

Property and equipment	978,881	74,098
Less accumulated depreciation	(82,904)	(58,099)
Property and equipment, net	895,977	15,999

Intangibles assets, net	4,234,762	872,864

Total assets	$20,803,923	$4,539,414

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued liabilities	$2,882,588	$1,644,899
Other payable	1,750,000	-
Deferred revenue – short-term	757,377	377,445
Contingent consideration – short term	2,783,790	-
Deferred consideration – short term	164,029	-
Other liabilities- current	289,529	288,525
Total current liabilities	8,627,313	2,310,869

Deferred revenue – long-term	258,070	274,374
Contingent consideration – long term	1,144,604	-
Deferred consideration – long term	1,014,672	-
Other liabilities – long-term	592,952	665,713
Total long-term liabilities	3,010,298	940,087

COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY:
Preferred stock 20,000,000 shares authorized, no shares issued and outstanding	-	-
Common stock, $0.001 par value, 100,000,000 shares authorized, 52,053,725 and 28,343,007 shares issued and outstanding as of March 31, 2017 and December 31, 2016, respectively	41,843	18,132
Additional paid-in-capital	19,773,982	11,546,804
Accumulated other comprehensive loss	(5,417)	-
Accumulated deficit	(10,644,096)	(10,276,487)

Total shareholders’ equity	9,166,312	1,288,458

Total liabilities and shareholders’ equity	$20,803,923	$4,539,414

See accompanying notes to the condensed consolidated financial statements as filed on www.sec.gov.

ICTV BRANDS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS and COMPREHENSIVE LOSS

(Unaudited)

	For the three months ended
	March 31, 2017	March 31, 2016

NET SALES	$7,647,119	$3,723,644

COST OF SALES	2,153,580	1,196,696

GROSS PROFIT	5,493,539	2,526,948

OPERATING EXPENSES:
General and administrative	2,482,269	959,317
Selling and marketing	3,389,944	1,652,527
Total operating expenses	5,872,213	2,611,844

OPERATING LOSS	(378,674)	(84,896)

MISCELLANEOUS INCOME	60,103	-

INTEREST EXPENSE INCOME, NET	(49,047)	(3,782)

LOSS BEFORE PROVISION FOR INCOME TAX	(367,618)	(88,678)

PROVISION (BENEFIT) FOR INCOME TAX	-	-

NET LOSS	(367,618)	(88,678)

OTHER COMPRENSHIVE LOSS:
Foreign currency translation adjustments	(5,417)	-
COMPREHENSIVE LOSS	$(373,035)	$(88,678)

NET LOSS PER SHARE
BASIC	$(0.01)	$(0.00)
DILUTED	$(0.01)	$(0.00)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES
BASIC	44,067,195	28,148,074
DILUTED	44,067,195	28,148,074

See accompanying notes to the condensed consolidated financial statements as filed on www.sec.gov.

ICTV BRANDS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE MONTHS ENDED MARCH 31, 2017 and 2016

(Unaudited)

	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(367,618)	$(88,678)
Adjustments to reconcile net loss to net cash and cash equivalents provided by (used in) operating activities:
Depreciation	32,295	1,871
Amortization of intangible asset	191,173	72,738
Bad debt expense	319,330	189,950
Share based compensation	81,959	121,455
Issuance of stock for compensation	336,000	-
Change in fair value of contingent consideration	(20,142)	-
Loss on disposal of property and equipment	3,228	-
Non-cash interest expense	50,122	4,219
Change in assets and liabilities:
Accounts receivable	(1,513,293)	(303,256)
Inventories	(589,162)	238,636
Prepaid expenses and other current assets	295,405	(79,874)
Accounts payable and accrued liabilities	1,238,689	(189,136)
Severance payable	-	(39,995)
Deferred revenue	363,628	224,166
Net cash provided by operating activities	133,864	152,096

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment	(57,076)	-
Contingent consideration payments for acquisition	(249,507)	-
Cash paid for acquisition of PhotoMedex, Inc.	(3,250,000)	-
Net cash used in investing activities	(3,556,583)	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock, net of offering costs	6,982,930	-
Payments of DermaWand asset purchase agreement	(75,000)	(75,000)
Net cash provided by (used in) financing activities	6,907,930	(75,000)

Effect of exchange rates on cash and cash equivalents	(6,427)	-

NET INCREASE IN CASH AND CASH EQUIVALENTS	3,478,784	77,096
CASH AND CASH EQUIVALENTS, beginning of the period	1,390,641	1,334,302

CASH AND CASH EQUIVALENTS, end of the period	$4,869,425	$1,411,398
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Taxes paid	$-	$-
Interest paid	-	-

SUPPLEMENTAL DISCLOSURE OF NON-CASH ACTIVITIES:
Cashless Exercise	$23	$-
DermaWand Asset Purchase Agreement	$-	$1,200,000

Acquisition of PhotoMedex on January 23, 2017:
Fair value of assets acquired	$9,198,043	$-
Fair value of deferred consideration	(4,198,043)	-
Other Payable	(1,750,000)	-
Cash paid for acquisition	$3,250,000	$-

Asset Acquisition of Ermis Labs on January 23, 2017:
Cost of assets acquired	$1,981,822	$-
Present value of deferred consideration	(1,131,822)	-
Issuance of common stock	(850,000)	-
Cash paid for acquisition	$-	$-

See accompanying notes to the condensed consolidated financial statements as filed on www.sec.gov.